                                 EXHIBIT 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements are presented using the purchase method of accounting for all acquisitions, including the BPI Acquisition and the Pyramid Acquisition, and reflect the combination of consolidated historical financial data of the Company, BPI and Pyramid, respectively. The unaudited pro forma condensed combined balance sheet at December 31, 1995 presents data as if the Pyramid Acquisition and the related borrowing under the Company's new Senior Credit Facility (the "Financing Transaction") had been consummated on such date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1995 presents adjustments for four series of transactions as if each had occurred at January 1, 1995: (i) the BPI Acquisition, (ii) the 1995 Offering, (iii) the Pyramid Acquisition, and (iv) the March 25, 1995 sale of WPXY-FM in Rochester, New York by Pyramid.

     In the opinion of Company management, all adjustments have been made that are necessary to present fairly the pro forma data.

     These unaudited pro forma condensed combined financial statements should be read in conjunction with the respective financial statements and related notes thereto of the Company, BPI and Pyramid (and its predecessor). These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results that may be obtained in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of the Company, Pyramid and BPI which are incorporated by reference herein.

                          EVERGREEN MEDIA CORPORATION
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AT DECEMBER 31, 1995
                                (in thousands)


                                                                         Pro forma
                                                                        Adjustments           The Company
                                            Company        Pyramid      for Pyramid            Pro Forma
                                           Historical     Historical    Acquisition           As Adjusted
                                        ---------------------------------------------------------------------

Assets:
 Current assets                          $      50,989    $  17,826   $     (401) (3)  $              68,414
 Property & equipment, net                      37,839        9,743                                   47,582
 Intangible assets, net                        458,787      120,734     (120,734) (3)                814,782
                                                                         294,777  (3)
                                                                          61,218  (4)
 Other assets                                    4,732       10,156      (10,156) (3)                  8,232
                                                                           3,500  (2)
                                        ---------------------------------------------------------------------
Total assets                             $     552,347    $158,459    $ 228,204      $               939,010
                                        =====================================================================

Liabilities & stockholders' equity:

 Liabilities:
 Current portion of long-term debt       $        4,000   $  11,607   $  (11,607) (3)  $               4,000
 Accrued merger expenses                              -      10,435      (10,435) (3)                      -
 Other current liabilities                       16,433       5,445        3,500  (2)                 25,378
                                        ---------------------------------------------------------------------
 Total current liabilities                       20,433      27,487      (18,542)                     29,378

 Long-term debt, excluding current portion      197,000      75,333      (75,333) (3)                513,500
                                                                         316,500  (3)
 Other liabilities                                1,104           -            -                       1,104
 Deferred income taxes                           29,233           -       61,218  (4)                 90,451
                                        -------------------------------------------------------------------
 Total liabilities                              247,770     102,820      283,843                     634,433
                                        -------------------------------------------------------------------

 Redeemable stock                                    -       60,712      (60,712) (3)                      -

 Stockholders' equity:
 Convertible preferred stock                     80,500           -            -                      80,500
 Common stock                                       187          11          (11) (3)                    187
 Additional paid-in capital                     317,388      10,570      (10,570) (3)                317,388
 Accumulated deficit                            (93,498)    (15,654)      15,654  (3)                (93,498)
 Total stockholders' equity                     304,577      (5,073)       5,073                     304,577
                                        ---------------------------------------------------------------------
                                                                                                           -
 Total liabilities & stockholders'
  equity                                 $      552,347   $ 158,459   $  228,204       $             939,010
                                        =====================================================================

  See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements

                          EVERGREEN MEDIA CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                      (In thousands, except  share data)

                                                        BPI       Pyramid                           The Company
                                          Company    Historical  Historical      Proforma            Pro Forma
                                        Historical   1/1 - 5/12  1/1 - 12/31    Adjustments         As Adjusted
                                      ----------------------------------------------------------------------------
Consolidated Statement of
   Operations Data:
 Gross revenues                        $    186,365  $   21,689  $   75,858            (616) (5)  $       283,296
Less: agency commissions                    (23,434)     (2,630)     (9,135)             47  (5)          (35,152)
                                      ----------------------------------------------------------------------------
Net revenues                                162,931      19,059      66,723            (569)              248,144

Station operating expenses
   excluding depreciation and
   amortization                              97,674      14,078      41,261            (536) (5)          152,477
Depreciation and amortization                47,005       3,087      11,038          31,079  (6)           92,209
Corporate general and
   adminstrative expenses                     4,475       1,465       4,890          (5,655) (7)            5,175
Merger and equity plan expenses                             -        10,932         (10,932) (8)              -
                                      ----------------------------------------------------------------------------
Operating income (loss)                      13,777         429      (1,398)        (14,525)               (1,717)
Interest expense, net                        19,144       2,724       8,849          11,671  (9)           42,388
Other (income) expense                          291                   1,370            (568) (10)           1,093
                                      ----------------------------------------------------------------------------
Loss before income taxes                     (5,658)     (2,295)    (11,617)        (25,628)              (45,198)
Income tax expense (benefit)                    192                     -           (10,588) (11)         (10,396)
                                      ----------------------------------------------------------------------------
Net loss                                     (5,850)     (2,295)    (11,617)        (15,040)              (34,802)
Preferred stock dividends                     4,830                   7,169          (7,169) (12)           4,830
                                      ----------------------------------------------------------------------------
Loss attributable to
    common stockholders                $    (10,680) $   (2,295) $  (18,786) $       (7,871)     $        (39,632)
                                      ============================================================================

Loss per common share                         (0.77)                                             $          (2.12)
                                      =============                                             =================

Weighted average common shares
   outstanding                           13,814,131                               4,875,046  (13)      18,689,177
                                      =============                          =====================================
Other Financial Data:
 Broadcast cash flow                   $    $65,257      $4,981     $25,462                       $        95,667
                                      ======================================                     =================

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                       (in thousands, except share data)

     (1) Basis of Presentation. The purchase method of accounting has been used in the preparation of the unaudited pro forma condensed combined financial statements. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma condensed combined financial statements, the fair values of BPI and Pyramid assets and liabilities have been determined by Company management based primarily on information furnished by management of BPI and Pyramid, respectively. The final allocation of the Pyramid purchase price will not be determined until a reasonable time after consummation of such transaction and will be based on a complete evaluation of the assets and liabilities of Pyramid. Accordingly, the information presented herein may differ from the final purchase price allocation. Pro forma adjustments for the April 1996 agreements to sell Buffalo radio stations WHTT-FM, WHTT-AM and WSJZ-FM, the April 1996 agreement to acquire KYLD-FM in San Francisco and the May 1996 acquisition of WKLB-FM in Boston are not presented as any adjustment would be immaterial to the pro forma financial statements.

Data on station operating income excluding depreciation and amortization, and corporate general and administrative expense (commonly referred to as broadcast cash flow), although not calculated in accordance with generally accepted accounting principles, is widely used in the broadcast industry as a measure of a company's operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measures for determining operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.


Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet Related to the Pyramid Acquisition

     The accompanying unaudited pro forma condensed combined balance sheet assumes the Pyramid Acquisition was consummated on December 31, 1995 and reflects the following pro forma adjustments:

     (2) To record approximately $3,500 of deferred loan fees incurred in connection with the amended and restated Senior Credit Facility required to effect the Pyramid Acquisition.

     (3) To record the aggregate purchase price of the Pyramid Acquisition and eliminate certain Pyramid historical balances as follows:

Purchase price.........................   $306,500
Additional payment related to working
 capital acquired (a)..................      9,000
Legal, accounting and other
 professional fees.....................      1,000
                                        ----------
Purchase price plus adjustments for
 additional payments and fees..........   $316,500
                                        ----------
Less:  Pyramid historical
 balance Property and equipment, net...     (9,743)
  Pyramid working capital and
   liabilities assumed, net............    (11,980)
                                        ----------
Intangible assets, net (b):                294,777
           Broadcast licenses..........                122,922
           Other identifiable
            intangible assets..........                171,855
Elimination of Pyramid historical
 balances:
           Cash........................                   (401)
           Intangible assets, net......               (120,734)
           Other assets (including tax
            loans and deferred
            financing costs)...........                (10,156)
           Accrued merger expenses.....                 10,435
           Long-term debt..............                 86,940
           Redeemable stock............                 60,712
           Common stock................                     11
           Additional paid-in capital..                 10,570
           Accumulated deficit.........                (15,654)
                                                  ------------
Net increase in long-term debt.........               $316,500
                                                  ============
 .......................................

     (a) For the purpose of calculating the final purchase price, the Company has assumed $9,000 for Pyramid net working capital for pro forma purposes.

     (b) The Company, on a preliminary basis, has allocated the $294,800 million of intangible assets to broadcast licenses and other identifiable intangible assets. This preliminary allocation and the estimated weighted average eleven-year life used for pro forma amortization expense are based on historical information from prior acquisitions. The Company expects to definitively allocate the purchase price within a reasonable time after consummation of the Pyramid Acquisition when a more precise evaluation of the Pyramid assets and liabilities can be performed.

     (4) To record a $61,218 deferred tax liability relating to the difference between the financial statement carrying amount and the tax basis of Pyramid acquired net assets.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations Related to the BPI Acquisition, the 1995 Offering, and the Pyramid Acquisition.

     The accompanying pro forma condensed combined statement of operations has been prepared as if the BPI and Pyramid Acquisitions had been consummated as of January 1, 1995 and reflects the following pro forma adjustments:

     (5) Reflects the elimination of historical operating data of Pyramid station WPXY-FM in Rochester, New York for the period of January 1, 1995 to the date of its sale (March 25, 1995).

     (6) Reflects incremental amortization related to the BPI Acquisition and the Pyramid Acquisition and is based on the allocation of the total consideration and related expense as follows:

                                     BPI Acquisition
                                     Period from           Pyramid Acquisition
                                     January  1, 1995      Year Ended
                                     to May 12, 1995       December 31, 1995        Total
                                     ---------------       -----------------        -----


Intangible assets,
 excluding goodwill                   $234,938             $294,777
Goodwill                                29,712               61,218
                                      --------             --------
Total intangible assets               $264,650             $355,995
                                      ========             ========

Pro forma amortization
 expense based upon
 weighted average
 period of 11 years                   $  9,022             $ 32,363                  $41,385

Plus:    Amortization expense on
         $3,500 of deferred loan
         fees, amortized on a
         straight-line basis over a
         6.5 year period                     -                  538                      538

Less:  Historical amortization
        expense                         (2,315)              (8,529)                 (10,844)
                                      --------             --------                 --------

Adjustment for net increase in
amortization expense                  $  6,707             $ 24,372                  $31,079
                                      ========             ========                 ========

   Historical depreciation expense is assumed to approximate pro forma depreciation expense of the combined entity. Actual amortization and depreciation may differ based upon the final allocation of the total consideration.

     (7) Reflects the elimination of BPI corporate expenses for the period from January 1, 1995 to May 12, 1995 of $1,265 and the elimination of Pyramid corporate expenses for the year ended December 31, 1995, of $4,390 consisting primarily of corporate staff and duplicate overhead expense.

     (8) Reflects the elimination of the expenses incurred by Pyramid in connection with the Pyramid Acquisition.

   (9) Reflects the adjustment to interest expense for additional borrowings in connection with the consummation of the BPI Acquisition and the Pyramid Acquisition and repayment of long-term debt in connection with the consummation of the 1995 Offering:

                                  BPI Acquisition        Common Stock Offering      Pyramid Acquisition
                                  Period from            Period from                Year
                                  January 1, 1995        January 1, 1995            Ended
                                  to May 12, 1995        to July 25, 1995           December 31, 1995        Total
                                  ------------------------------------------------------------------------------------

   Increase (decrease) in
    long-term debt                $184,000               $(132,734)                 $316,500

   Assumed interest rate               7.5%                    7.5%                      7.5%

   Increase (decrease) in
    interest expense                $5,175                  (5,669)                   23,738                   23,244

   Less:  Historical
    interest expense                (2,724)                      -                    (8,849)                 (11,573)
                                    ------                 -------                  --------                 --------

   Adjustment to interest
    expense                         $2,451                 $(5,669)                  $14,889                  $11,671
                                    ======                 ========                  =======                  =======

   (10) Reflects the elimination of the Pyramid loss on forgiveness of employee notes receivable of $568. The Pyramid employee notes receivable were not assumed by the Company.

   (11) Reflects income tax benefit related to pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through future reversals of existing taxable temporary differences.

   (12) Reflects elimination of preferred stock dividends and accretion to redemption value of Pyramid Preferred Stock as such stock was redeemed in connection with the Pyramid Acquisition.

   (13) The pro forma combined loss per common share data is computed by dividing pro forma loss attributable to common stockholders by the weighted average common shares assumed to be outstanding. The calculation of pro forma weighted average common shares outstanding for loss per common share excludes an aggregate of 957,916 shares of the Company's Class A Common Stock issuable upon the exercise of outstanding options due to the anti-dilutive effect of such exercise on loss per common share.

   A summary of shares used in the pro forma combined loss per common share calculation follows:

                                                                        Year
                                                                        Ended
                                                                  December 31, 1995
                                                                  -----------------


   The Company Historical....................................       13,814,131

   BPI Acquisition (January 1 - May 12, 1995)................        1,361,189

   1995 Offering (January 1 - July 25, 1995).................        3,513,857
                                                                    ----------

          The Company Pro Forma as Adjusted..................       18,689,177
                                                                    ==========